CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Variable Contracts Trust 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Variable Contracts Trust Post-Effective Amendment No. 5 and Amendment No. 6 to Registration Statement File Nos. 33-84546 and 811-8786, respectively.




                                        ARTHUR ANDERSEN LLP




Boston, Massachusetts
April  25, 1997